UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

Citibank (South Dakota), National Association
on behalf of
Citibank Credit Card Master Trust I
(Issuer in respect of the Citibank Credit Card Master Trust I
Floating Rate Class A Credit Card Participation Certificates, Series 1996-6
Floating Rate Class B Credit Card Participation Certificates, Series 1996-6
Floating Rate Class A Credit Card Participation Certificates, Series 1997-4
Floating Rate Class B Credit Card Participation Certificates, Series 1997-4
6.05% Class A Credit Card Participation Certificates, Series 1998-2
6.20% Class B Credit Card Participation Certificates, Series 1998-2
5.875% Class A Credit Card Participation Certificates, Series 1999-2
6.150% Class B Credit Card Participation Certificates, Series 1999-2
Credit Card Participation Certificate, Series 2000
(collectively, the "Certificates"))

(Exact name of registrant as specified in charter)

United States of America	46-0358360
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

33-41055, 33-43576, 33-62180, 33-77802, 33-84834, 33-97664, 33-99328,
333-38803, 333-80743, 333-52984, 333-91326, 333-103013, 333-121228 and 333-131355

(Commission File Numbers)

701 East 60th Street, North
Sioux Falls, South Dakota	57117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (605) 331-2626
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 1, 2006 Citibank (Nevada), National Association, a Seller with respect to Citibank Credit Card Master Trust I, merged with and into its affiliate Citibank (South Dakota), National Association, with Citibank (South Dakota), National Association as the surviving entity. Pursuant to a Supplemental Agreement dated as of October 1, 2006, among Citibank (Nevada), Citibank (South Dakota) and Deutsche Bank Trust Company Americas, as Trustee, effective October 1, 2006 Citibank (South Dakota) assumed the performance of every covenant and obligation of Citibank (Nevada) under the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, as amended, relating to Citibank Credit Card Master Trust I and under each Series Supplement thereto. The Supplemental Agreement is attached hereto as Exhibit 10.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 10	Supplemental Agreement dated as of October 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA),
NATIONAL ASSOCIATION,
as Servicer
(Registrant)

By:  /s/ Douglas C. Morrison
    Douglas C. Morrison
    Vice President

Dated: October 2, 2006

EXHIBIT INDEX

Exhibit No.	Description

10	Supplemental Agreement dated as of October 1, 2006